F&G Analyst Day November 10, 2022 Note: Refreshed as of September 30, 2022 and per Amendment to Form 10 filed November 10, 2022

F&G | Analyst Day 2 Disclaimer & Forward-Looking Statements This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; natural disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, political crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of our information statement filed with the Securities and Exchange Commission.

F&G | Analyst Day 3 Non-GAAP Financial Measures Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this presentation includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within.

Welcome and Opening Remarks F&G | Analyst Day 4

F&G | Analyst Day 5 Analyst Day Agenda1 1Analyst Day agenda as of September 7, 2022 12:15-12:45 Q&A Session 10:30-10:45 BREAK Page 69 Closing Remarks Page 47 Institutional Scott Cochran President, Institutional & New Markets Page 4 Welcome & Opening Remarks F&G Overview Chris Blunt CEO & President Page 7 Page 22 Investments Leena Punjabi SVP, Chief Investment Officer Page 36 Retail Markets John Currier President, Retail Markets Page 53 Financial Update Wendy Young EVP, Chief Financial Officer

F&G | Analyst Day 6 Strong Rationale For F&G Partial Spin-off F&G Ownership Before Partial Spin-off After Partial Spin-off F&G FNF ~85% (Majority ownership) FNF 100% ► Purpose of transaction is to create shareholder value and allow investors to invest directly in F&G ► FNF intends to dividend 15% of F&G’s common shares to FNF shareholders on a pro rata basis ► Continued benefit to F&G from FNF’s majority ownership ► New optionality for F&G access to public markets over time, as needed ► On track to close in fourth quarter of 2022, subject to customary approvals Public Shareholders ~15% F&G

I. F&G Strategic Overview F&G | Analyst Day 7 Chris Blunt President and CEO

F&G | Analyst Day 8 Creating A Compelling Investment Case for F&G Targeting Large and Growing Markets F&G is a nationwide leader in the large markets we play in, and demographic trends will provide tailwinds to give us significant room to continue growing – including untapped Middle Market demand for Life coverage and the opportunity to migrate consumers from CDs to fixed annuities F&G Dividend Distribution Will Unlock Value Investors can capitalize on FNF’s investment in F&G as our strategy and our platform have positioned us to grow earnings at healthy rate while generating significant positive net cash flow Track Record of Success Superior Ecosystem Our long-standing relationships with distribution, durable investment edge, and track record of attracting top talent give us a sustainable competitive advantage We have delivered consistent top line growth and return on assets across varying market cycles, and we expect to continue to outperform the rest of the market, especially in a rising rate environment

F&G | Analyst Day 9 About F&G Snapshot Five Distinct Distribution ChannelsOur Product Lines ► Retail Channels ► Independent insurance agents (IMOs) ► Broker Dealer ► Banks ► Institutional Channels ► Pension risk transfer ► Funding agreements Background ► Founded in 1959 as a life insurance company ► Acquired by Fidelity National Financial (NYSE: FNF) in 2020 ► Headquartered in Des Moines, IA; nearly 750 employees ► Ranking as a Top Workplaces company for 4 consecutive years ► Fixed Deferred Annuities ► Fixed indexed annuity (FIA) ► Multi-year guaranteed annuity (MYGA) ► Pension Risk Transfer (PRT) ► Life Insurance ► Indexed universal life (IUL) ► Funding Agreements ► Funding agreement backed notes (FABN) ► Federal Home Loan Bank (FHLB) A- Stable A.M. Best A- Stable S&P Global A- Stable Fitch Ratings Baa1 Positive Moody’s Financial Strength Ratings

F&G | Analyst Day 10 How F&G Makes Money – Illustrative Client deposits premium with F&G 1 F&G invests in high quality and well diversified portfolio 2 F&G’s yield outpaces cost of funds and expenses 3 F&G’s AAUM growth drives earnings 4 Spectrum of client needs met (accumulation, income & wealth transfer), with no principal loss F&G’s strategic partnership with Blackstone provides a competitive advantage Product margin is difference between portfolio earned yield and cost of funds F&G expects steady and growing earnings over time, excluding short-term mark-to-market effects Sales Assets Under Management Product Margin, Net of Expenses Adjusted Net Earnings

F&G | Analyst Day 11 Our History 1Reflects financial strength rating for primary operating subsidiaries OUR MISSION We help people turn their aspirations into reality OUR VISION Every day we will strive to improve the financial lives of more and more people, backed by the passion of our team and grounded in a culture of mutual respect OUR RECENT HISTORY 2017 2018 2020 2021 2022 2018  Upgraded to A- by A.M. Best1 2020 Acquired by FNF; renamed F&G Annuities & Life  Upgraded to A- (S&P, Fitch) and Baa1 (Moody’s)1  Launched Bank & Broker Dealer channels 2021  Launched funding agreement-backed notes  Launched pension risk transfer 2017 Acquired by CF Corporation; renamed FGL Holdings  Formed partnership with Blackstone asset manager 2022  Announced F&G Partial Spin-off (NYSE: FG)

F&G | Analyst Day 12 FNF’s Ownership Has Taken F&G From “Aspirational” to “Realized” F&G Before FNF Merger: FY2019 F&G After FNF Merger: FY2021 FNF acquired F&G on June 1, 2020; we benefited from immediate financial strength ratings upgrades which positioned us to quickly expand in our existing channels and enter into new markets ► At the time of the FNF merger, we committed to doubling assets to $50B over five years through organic growth ► In just over two years, F&G is well ahead of expectations ► We successfully and profitably grew our market share in existing channels while expanding in new distribution channels ► We have invested an incremental $100M in technology to fuel our growth ► F&G is now a diversified market leader, well-positioned for continued growth in both retail and institutional channels 146% Growth2 38% Growth2 109% Growth2 70 bps # Product Lines “Monoline” # Distribution Channels 1 Adjusted Net Earnings1 $264M Adjusted Return on Assets1 103 bps Gross Sales $3.9B Assets Under Management $26.4B # Product Lines 5 # Distribution Channels 5 Adjusted Net Earnings1 $551M Adjusted Return on Assets1 173 bps Gross Sales $9.6B Assets Under Management $36.5B 1Adjusted net earnings (ANE) and adjusted return on assets (ROA) definition per Amendment to Form 10 filed November 10, 2022 2Reflects 2-Year 2020-2021 annual periods

We Have A Clean & Profitable Inforce Book

Our inforce liabilities are surrender charge protected and our asset and liability cash flows are well matched; our inforce book does not contain typical problematic legacy business

- Our liability profile drives our investment strategy
- 90% of inforce annuity is surrender charge protected; actual surrenders and lapses are consistent with profitability targets
- New business and inforce are actively managed to maintain pricing targets
- Asset and liability cash flows are well matched

GAAP Net Reserves[1]



5%
6%
6%
10%
14%
59%
$40.1B
Fixed Index Annuities
Fixed Rate Annuities
Immediate Annuities
Funding Agreement-Backed Notes
PRT
Life

[1]As of September 30, 2022

Annuity Metrics[1]

Weighted average life	6 Years
% Surrender protected	90%
Average remaining surrender charge (% of account value)	7%
% Subject to market value adjustment (MVA)	70%
Average cost of options/interest credited	2.1%
Distance to guaranteed minimum crediting rates	115 bps

F&G | Analyst Day 13

We Are Playing In High Growth Markets …

The U.S. retirement and middle markets are growing and we are both well-established and well-positioned for continued growth in our retail and institutional channels



U.S. Consumer Savings[1]
$2.3T
Certificates of Deposit[2]
$600B
Retail Life & Annuities[3]
$354B
Pension Risk Transfer[4]
$210B
Funding Agreements[6]
$140B
Consumers increasingly rely on personal savings for retirement income
Many of these consumers would be better served by fixed annuity products
Untapped demand for permanent life insurance, especially in the Middle Market
Transaction volume likely to increase[5]

[1]2020 USD in personal savings accounts per Statista (published 2/21/2022)
[2]2018 USD held in CD Accounts <$100K per Federal Reserve Bank of St. Louis
[3]2020 direct written premiums for Individual Life and Individual Annuities per Conning
[4]Value of U.S. pension risk transfer (PRT) assets held with all current PRT writers per LIMRA 2Q22 Pension Risk Transfer Survey
[5]Based on multiple companies starting plan termination processes in 2H20 and the process usually taking 12-18 months, plus forecast for increase in pension buy-in volume as well (per same Legal & General report)
[6]Outstanding value of Funding Agreement Backed Securities per Conning (as of 6/30/2021)

F&G | Analyst Day 14

2018 2019 2020 2021 2022F F&G | Analyst Day 15 … And We’re Winning … Funding Agreements Agent PRT Broker Dealer Bank $9.6B $4.5B $3.9B $3.6B +39% CAGR1 Annual Total Gross Sales by Distribution Channel ($B) • FNF and F&G Merger • F&G ratings upgrades (June 2020) 1CAGR reflects 2018-2021 annual periods

77% 17% 1% 4% $4.5B 46% 12% 6% 24% 12% $9.6B 39% 27% 4% 17% 13% $8.5B (9 Mos.) 16 … While Significantly Diversifying Our Business Note: Reflects Total Gross Sales FY2021 SalesFY2020 Sales YTD 3Q22 Sales Bank Broker Dealer Agent Funding Agreements Pension Risk Transfer (PRT) C h a n n e l C h a n n e l P ro d u ct P ro d u ct 45% 18%1% 24% 12% $9.6B 37% 31% 1% 17% 14% $8.5B (9 Mos.) Multi-year Guaranteed Annuity (MYGA) Indexed Universal Life (IUL) Funding Agreements Fixed Indexed Annuity (FIA) Pension Risk Transfer (PRT) 84% 5% 7% 4% $4.5B F&G | Analyst Day

Our strategic partnership with Blackstone provides a sustained competitive advantage, opportunities for entering higher margin lines, and potential to disintermediate investment banks in credit origination F&G | Analyst Day 17 We Have A Durable Investment Management Edge Note: Data as of January 1, 2022 ► Our strategic, long-term partnership with Blackstone is a sustainable competitive advantage, given their world-class platform ► Our liability profile and risk appetite drives our investment strategy ► Our high quality, well-diversified asset portfolio is well-positioned for varying macro environments ► We have clear and robust governance; Blackstone does not hold an equity stake in F&G Nearly $1 Trillion Assets Under Management 36 year history & proven track record across varying cycles >300 Investment professionals World’s largest alternative asset manager >260 Portfolio companies About Blackstone Inc. (NYSE: BX)

Our management team has a disciplined approach for considering which lines of business to enter, achieving our targeted new business profitability, and managing our capital and in-force book; we target and pursue opportunities that leverage our strengths ► After the partial spin-off, FNF and F&G will operate as two publicly traded companies ► FNF will retain control of an approximately 85% equity ownership stake ► F&G will continue to benefit from FNF’s scale and financial strength and maintain its independence from Blackstone F&G | Analyst Day 18 We Have A Clear Governance Structure ► F&G makes all investment strategy decisions and sets risk parameters ► F&G reaps the competitive advantage of Blackstone’s expertise & capabilities, but maintains its independence ► F&G has a robust governance process and framework to manage the investment portfolio ► Blackstone is responsible for idea generation and security selection ► FNF’s ownership of F&G continues to provide mutual strategic advantages ► FNF has demonstrated its commitment to F&G through capital allocation and support of investments for scalable growth ► With FNF as a parent, F&G has successfully executed its diversified growth strategy despite macro environment volatility and uncertainty We Have Benefitted From FNF’s Scale & Financial Strength We Have A Strategic Asset Management Relationship With Blackstone

Our management team has a record of long-term success and has delivered impressive results in the last few years F&G | Analyst Day 19 We Have A Track Record of Attracting Top Talent John Currier President, Retail Markets 30+ years of experience ► Named President, Retail Markets in February 2021; previously EVP, Actuarial, Marketing and Product Development ► Formerly EVP & Chief Actuary of Aviva USA, Chief Product Officer for AmerUs Group and Chief Actuary for Life Companies of Farm Bureau Financial Services John Phelps EVP, Chief Distribution Officer 30+ years of experience ► Named EVP, Chief Distribution Officer in May 2019 ► Formerly SVP Life & Fixed Annuity Distribution, Old Mutual US Life ► Additional experience with Executive Marketing Insurers and Conseco Life Insurance Chris Blunt President and CEO 30+ years of experience ► Named President in January 2019 ► Formerly Senior Managing Director and CEO of Blackstone Insurance Solutions ► Held executive positions at New York Life, Merrill Lynch and Goldman Sachs & Co Scott Cochran President, Institutional & New Markets 28 years of experience ► Named President, Institutional & New Markets in February 2021 ► Formerly Senior Advisor at Blackstone for the Insurance Strategy Team and as Executive Vice President and founder of the Global Acquisition Business at RGA David Martin SVP, Chief Risk Officer 30 years of experience ► Named Chief Risk Officer in March 2022; previously Co-Chief Investment Officer ► At F&G and Blackstone since 2011 supporting investment portfolio strategy ► Formerly held positions with Fannie Mae, Conning Asset Mgmt/Swiss Re Investors and Merrill Lynch Leena Punjabi SVP, Chief Investment Officer 17 years of experience ► Named Chief Investment Officer in March 2022; previously Co-Chief Investment Officer ► Formerly Principal at Mercer providing investment advice to insurance companies and corporate pension plans Jodi Ahlman SVP, General Counsel 19 years of experience ► Named General Counsel in September 2020; oversees legal and compliance functions including market conduct matters ► Formerly Senior Counsel at Athene Matthew Christensen SVP, Chief Operating Officer 17 years of experience ► Named COO in March 2022; previously Chief Administrative Officer ► Formerly Principal at Blackstone and IT leader at Jackson National Life Renee Hamlen SVP, Chief Human Capital & Brand Officer 25 years of experience ► Named to current role in March 2022; previously SVP, Chief Marketing Officer ► Formerly Marketing VP at New York Life ► Extensive, diverse experience in insurance sector ► Operated through numerous economic cycles ► Strong team culture and cohesiveness ► Ranking as a Top Workplaces company for 4 consecutive years Wendy Young EVP, Chief Financial Officer 30+ years of experience ► Named EVP, Chief Financial Officer in February 2022; previously EVP, Chief Risk Officer ► Formerly VP Financial Planning & Analysis, Old Mutual US Life; additional actuarial experience with The Acacia Group and Ernst & Young LLP

F&G | Analyst Day 20 We Are At An Attractive Inflection Point Growing Inforce Block >$40B AUM Cash generation to fund common dividend Capital generation to fund F&G’s organic growth Return on capital can be deployed to fund growth and common dividend Sources of capital Capital fuels growth Sales growth drives AUM AUM growth drives earnings Earnings growth = More capital 3 4 5 1 2 We have reached an inflection point of scale which positions investors to capitalize on the cash flow potential of our profitable inforce book and the upside from our multi-channel new business platform

II. Investments F&G | Analyst Day 21 Leena Punjabi SVP, Chief Investment Officer

F&G | Analyst Day 22 Investments Key Highlights We have a differentiated asset management model ► F&G sets investment strategy & risk limits ► F&G investment committee reviews & approves all strategic investment decisions ► Blackstone is responsible for idea generation and security selection ► Flexibility to use other partners through our reinsurance platform over time Our Differentiated Investment Approach Our liability profile and risk appetite drives our investment strategy ► Assets are well-matched to our stable and predictable liability profile with strong surrender charge protection ► Illiquidity, complexity & origination premiums provide enhanced yields without added credit risk Our long-term partnership with Blackstone is a sustainable competitive advantage ► Blackstone serves as our strategic asset manager ► Blackstone’s origination capabilities seek to provide incremental spread that is impactful for F&G given our balance sheet scale ► Our relationship with Blackstone expands our investment universe to new asset classes ► Preserves the ability to manage the portfolio regardless of rate/spread environment  Our investment portfolio continues to perform well, as expected  Modest average credit-related impairments of 7 bps over the last 3 years, below our pricing assumption  We are a valuation-sensitive and opportunistic buyer  Our portfolio is well-positioned to withstand extreme economic environments, such as the Global Financial Crisis High Quality and Well-Diversified Portfolio Our Strategic Partnership with Blackstone Our Liability Profile Drives Investment Strategy

F&G | Analyst Day 23 Our Differentiated Investment Approach F&G Blackstone Strategy & Risk Idea Generation & Security Selection Investment Portfolio Clear & Robust Governance ► F&G’s Chief Investment & Risk Offices set strategic asset allocation and risk limits ► New investment asset classes undergo an internal risk assessment process to ensure suitability for our insurance company balance sheet ► All major decisions need to be reviewed & approved by the F&G Investment Committee ► Blackstone is solely our asset management partner ► Blackstone is responsible for idea generation and security selection ► Blackstone is not an owner, nor involved in governance of the insurance company How We Manage The Investment Portfolio

F&G | Analyst Day 24 Our Liability Profile & Risk Appetite Drives Our Investment Strategy Asset allocation decisions for the investment portfolio begin with a deep understanding of our liability profile, resulting in a well matched asset / liability profile Liabilities Assets ► Short, intermediate & long duration liabilities Asset duration managed within one year of liability duration ► “Sticky” & predictable liabilities Opportunity to add illiquidity premium, when attractive ► Annual rate renewal provides pricing flexibility Flexibility to add floating rate assets and provide upside in rising rate & inflationary environments; also, a meaningful portion of our floating rate assets have LIBOR floors ► Varying cash flow profiles Access to private asset classes allows some customization of the cash flow profile to better match that of the liabilities

Our Origination Premiums Enhance Yield; No Added Credit Risk F&G | Analyst Day 25 Structured Private Origination vs. Comparable Duration & Quality Corporates Our direct origination platform systemically provides additional spread, without any additional credit risk, as compared to the broadly syndicated market ► Borrowers & originators value certainty of execution & ability to customize terms of debt, resulting in higher yields and current income to the investor ► Most directly originated asset classes have been in existence for a long time within the bank channel and have a long performance history over multiple market cycles, providing observable data for thorough underwriting ► Directly originated assets allow for customization ► Careful selection of sectors, issuers and borrower profiles ► Higher structural protection provides better performance vs. public market assets ► We can pivot quickly between public and private new originations as market conditions change, enabling us to maintain competitive positioning in all market environments Spread (bps)

F&G | Analyst Day 26 We Benefit From Blackstone’s Capabilities & Relationships Data as of 3/31/2022, unless noted otherwise 1As of 1/1/2022 2Includes companies in which Blackstone owns >10% or has at least one board seat Credit A Leading Corporate Credit Investment Platform One of the world’s largest CLO managers with a proven track record; highly integrated CLO and credit teams Highly Experienced Team 2221 investment professionals integrated within 4461 total Blackstone Credit professionals Real Estate A Leading Global Real Estate Business One of the largest global real estate businesses in the world with $299 billion in AUM Vast Global Expertise 158 Real Estate Debt professionals globally integrated within 741 total Real Estate professionals globally Asset-Based Finance Proprietarily Sourced Assets Through Blackstone Ecosystem Excess spread to equivalently rated corporates Team with Insurance Investment Expertise Understands assets within the context of insurance general accounts Blackstone leverages its network of portfolio companies to originate private debt, and glean first hand industry trends & insights2

F&G | Analyst Day 27 We Have A Fully Developed Asset Class Toolkit ► 6 asset classes ► Access mostly limited to public markets ► Heavy reliance on credit risk premium for spread ► Lower portfolio credit quality ► 14 asset classes ► Access to both public and private markets ► Diversified exposure to new & differentiated risk premiums, with enhanced spread ► Higher portfolio credit quality Corps Munis EMD Prefs & hybrids Structured Credit CMLS Traditional Private Placements RMLs Speciality Finance Consumer & Asset Backed Lending Direct Corporate Lending Infrastructure Debt Triple Net Lease Aviation Debt Private Corps Munis EMDPrefs & hybrids CMLS Traditional Private Placements Private Illustrative Toolkit: 8 New Asset Classes NAIC 1.6 NAIC 1.5 Preserves competitiveness regardless of market environment; F&G is tapping into markets that competitors don’t have access to Before Blackstone Partnership After Blackstone Partnership Public Public

28% Corporates 23% Structured Securities 17% Private Origination 12% Mortgage Loans 6% Alternatives (LP) 4% Pfd/Hybrid 3% Municipal 3% EMD 2% Other ² 1% Cash 1% Gov't & Treasury $37B Our High Quality, Diversified Portfolio Is Well-Positioned F&G | Analyst Day 28 Portfolio remains conservatively positioned & well-matched to liability profile ► Fixed income portfolio is 92% investment grade ► Asset / liability duration well-balanced ► Floating rate exposure offers upside in a rising short-term rate environment; also, a meaningful portion of our floating rate assets have LIBOR floors Credit quality in portfolio remains strong and impairment history demonstrates the portfolio is performing as expected ► Modest average credit-related impairments of 7 bps over the last 3 years, below our pricing assumption Investment Portfolio by NAIC Designation1 1GAAP Fair Values as of 9/30/2022 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 2Other consists of ICOLI, FHLB stock, LIHTC, Options and Private Origination Equity Tranches Investment Portfolio by Asset Class1 Refer to ‘Portfolio Spotlight’ slides for further details on these differentiated investment capabilities 55% NAIC 1 28% NAIC 2 4% NAIC 3 1% NAIC 4 0% NAIC 5 & 6 6% LP 4% Other ² 2% Cash/Treas $37B

51% Residential 23% Multi Family 11% Industrial 8% Office 2% Retail 2% Student Housing 3% Other 44% Corporate Lending 27% Private Specialty Finance 27% Asset Backed & Consumer Loans 2% Triple Net Lease 42% CLO 36% CMBS 11% ABS 10% Non Agency RMBS 1% Agency RMBS Our Investment Portfolio Key Attributes F&G | Analyst Day 29 Structured Credit Portfolio1 ► Core fixed income: Focus remains high grade public and private securities with strong risk adjusted returns ► Structured credit: Provides access to well diversified, high quality assets across CLOs, CMBS and ABS ► Mortgage loans: Superior loss-adjusted performance relative to similar rated corporates ► Direct Origination: Diversified private credit exposure to a wide spectrum of underlying collateral Investment Rationale Fixed Income1 (ex Structured, Mtg. Loan & Private Origination) 1GAAP Fair Values as of 9/30/2022 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) $8B Mortgage Loan Portfolio1 $4B Private Origination Portfolio1 $6B 71% Corporates 10% Pfd/Hybrid 8% Municipals 9% EMD 2% Gov't & Treasury $14B

We Are A Valuation Sensitive And Opportunistic Buyer

F&G was early to allocate to CLOs and reduced exposure as spreads tightened, while peers continued to add exposure to CLOs



CLO A Spreads
CLO BBB Spreads
1,000
500
400
300
200
100
bps
436
292
261
180
407
285
367
260
371
251
347
221
BX acquires F&G and begins to manage investment portfolio
F&G capitalized on the spread widening during the market dislocation into year-end
Allocation fell as spreads were stable / ground tighter
Opportunistically increased exposure during the COVID-driven spread widening
Reduced allocation as spreads tightened

	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021
			Allocation YoY Change	Allocation YoY Change	Allocation YoY Change	Allocation YoY Change
F&G			↑ ↑	↓	↑	↓ ↓
Peer Avg[1]			↑ ↑	↑ ↑	↑	↑
Total Peer Group[1]			↑	↑	↑	↑

Life insurance peers have steadily increased CLO exposure over time regardless of the spread environment

Note: As of 2/15/2021. Past performance is not necessarily indicative of future results. There is no assurance that any Blackstone fund or investment will achieve its objectives or avoid substantial losses
[1]Peer data based on insurance statutory filings. F&G holdings as of 12/31/2021. Source: SNL. CLO A and BBB spreads based on JPM Post-crisis Unhedged A and BBB CLOIE Index. Primary Peers consist of Athene, American Equity Life, Global Atlantic, and Guggenheim. Secondary Peers consist of AIG, Allianz, Brighthouse, John Hancock, Jackson National, Lincoln, MetLife, Prudential, Sammons, Symetra, Transamerica, and Voya. Peer group selected by Blackstone Insurance Solutions Portfolio Management analysis based on structural similarity to F&G

F&G | Analyst Day 30

Stress Testing Scenarios and Methodology Investment Portfolio Stress Testing F&G | Analyst Day 31 ► Moderate and Severe Recession scenarios are modeled by F&G and BIS investments and risk teams ► Moderate Recession: Based on characteristics from recessions in 1990/1991 (1st Gulf War), 2001 (dot-com & 9/11) and 2020 (COVID-19) ► Severe Recession: Based on characteristics from the Great Recession (2007-2009) ► Methodology: Used cumulative historical credit migration, defaults and recoveries assuming instantaneous shock with no management actions ► Top-down losses and credit migration applied to corporates, muni’s, preferred stock and alternatives ► Bottom up, collateral level loss modeling for CLOs, CMBS and RMBS; applied Global Financial Crisis (GFC) collateral level constant default rates (CDRs) and severity to post-GFC (2.0/3.0) structures which feature higher levels of subordination and tighter collateral eligibility requirements

Stress Test: Results With No Management Actions

Stress Test Results by Asset Class

Before Stress Test, excess capital at 350% RBC is >$500M

		Recession Scenario		Severe Recession Scenario	
	4Q21 Portfolio Allocation	Stat Loss ($M)	Loss % per Asset Class	Stat Loss ($M)	Loss % per Asset Class
Corporates & Municipals	43%	(63)	-0.4%	(116)	-0.8%
Structured Assets (CLO/ABS)	26%	(23)	-0.3%	(32)	-0.4%
Commercial Mortgages (CML/CMBS)	14%	(23)	-0.5%	(53)	-1.1%
Residential Mortgages (RML/RMBS)	7%	(12)	-0.5%	(24)	-1.0%
Subtotal Fixed Income[1]	**90%**	**(120)**	**-0.4%**	**(224)**	**-0.7%**
Alternative MTM	7%	(311)	-13.1%	(513)	-21.5%
Preferred Stock MTM	2%	(59)	-7.1%	(121)	-14.5%
Subtotal Equity MTM	**10%**	**(370)**	**-11.5%**	**(633)**	**-19.7%**
Total		**(490)**	**-1.5%**	**(857)**	**-2.5%**
Incremental Required Capital Impacts (Credit Drift @350)		57		25	
Total Impact on Excess Capital		**(433)**		**(832)**	

[1]Reflects fixed income other than temporary impairment (OTTI)

- Impact of default losses and credit drift are mitigated by reduced required capital from lower alternative asset market value and improved covariance benefit
- Mark-to-market (MTM) impact on alternatives is **unrealized** and would be expected to recover over time, consistent with historical and recent experience
- The stress scenarios assume an instantaneous shock on 12/31/2021 investment portfolio, with no additional earnings on the underlying inforce block

F&G | Analyst Day 32

Stress Test: Management Actions To Mitigate Impact

Capital Position Before & After Stress & Management Actions



Moderate Stress Impact on Excess Capital ($M)
517
(433)
84
Exc Cap 12/31/21
Stress Impact
Exc Cap After Stress
Increase
Decrease
Total Excess Capital



Severe Stress Impact on Excess Capital ($M)
517
(832)
315[1]
0
Exc Cap 12/31/21
Stress Impact
Mgmt Levers Used
Exc Cap After Levers

[1]Illustrative Severe Stress Test utilized $315M of the $500M+ available management levers

Base modeling assumed no management actions; however active management of portfolio affords many opportunities to mitigate loss and credit drift impact

- Alts & Preferred Stock MTM losses are considered temporary (unrealized) and expect to normalize over time
- Management levers provide near term benefit of >$500M:
  - +$200M revolver utilization (FNF)
  - +$200M increased reinsurance activity, reducing retained by $3B
  - +$150M reduced new business by $1B for 1 year
- After Moderate Stress, excess capital remains at $84M; no management actions required to maintain positive excess capital
- After Severe Stress, $500M+ management actions are more than sufficient to return excess capital from ($315M) to positive excess capital

F&G | Analyst Day 33

III. Retail Markets F&G | Analyst Day 34 John Currier President, Retail Markets

We have a competitive product portfolio that meets a wide range of consumer needs ► Our product set is mission driven to help people turn their aspirations into reality ► We provide great service to policyholders as recognized by J.D. Powers, among leading annuity providers F&G | Analyst Day 35 Our Successful And Diversified Growth In Retail Markets  We grew 2 new channels to ~$5B AUM in 2 years post-launch  We have generated above market growth in core agent IMO  We have invested for scalability, efficiency, and flexibility Our Products Meet Consumer Needs Our deep and broad distribution relationships are a competitive advantage ► We have longstanding relationships and a reputation for transparency and consistency ► We partner with distribution to build great products, optimize market positioning, and help them grow We Are Trusted By Distributors Our products, distribution and pricing discipline drive leading market positions ► We add volume through core strengths, not through sacrifices of profitability ► We pursue adjacencies to our core competencies We Are Winning In High Growth Markets  We are positioned for continued profitable growth  We don’t have troublesome legacy books of business Key Accomplishments We have grown and diversified in a thoughtful way, building on our core strengths of product expertise, distribution relationships and pricing discipline

F&G | Analyst Day 36 Our Current Product Offerings We choose to offer products that help our clients meet their aspirations, are aligned with our distribution partners, that F&G can manufacture and manage profitably, and have strong growth potential Fixed Indexed Annuity (FIA) Principal protection with upside and income potential Consumer ► Meets consumer risk tolerance ► Configurable for multiple customer needs ► Demographic tailwinds for market growth Distribution Partners ► Established distribution partners F&G ► Deep product expertise ► Strong product margins ► Repriced to economics each month Consumer ► Simple & easy to understand for customers ► Customer demand for bank CD alternatives Distribution Partners ► Aligned to distribution partners F&G ► Deep product expertise ► Priced for current economics MultiYear Guaranteed Annuity (MYGA) Simple, safe alternative with good return Consumer ► Meets consumer risk tolerance ► Configurable for multiple customer needs ► Demographic tailwinds for market growth Distribution Partners ► Established distribution partners F&G ► Deep product expertise ► Strong product margins ► Repriced to economics each month Indexed Universal Life (IUL) Financial protection at death with accumulation and living benefits

Summary of FIA Product Features ► Product: Simple deferred annuity product with principal protection ► Loss Protection: Index credit is never less than $0; policyholders are protected from loss ► Liquidity: Guaranteed surrender values and penalty free withdrawals up to specified amount ► Surrender Charges: Withdrawals above the penalty free amount are assessed surrender charge if during the penalty period (usually 7- 14 years); protects F&G from heightened liquidity needs F&G | Analyst Day 37 F&G Indexed Annuities – FIA ► Our Fixed Indexed Annuities (FIAs) are versatile and meet a range of consumer needs, whether accumulation or guaranteed income, with performance linked to a specific market index (primarily S&P 500 Index) with a guaranteed floor Source: Wink’s Sales & Market Report, 1H22 1CAGR reflects 2017-2021 annual periods 34 42 45 37 42 24 20 26 28 21 23 12 54 68 73 58 65 36 2017 2018 2019 2020 2021 1H22 Industry FIA Sales ($B) Bank/BD Ind./Others 1.8 2.3 2.8 3.4 3.9 2.8 0.1 0.4 0.4 1.8 2.3 2.8 3.5 4.3 3.2 2017 2018 2019 2020 2021 YTD 3Q22 F&G Total Gross Sales – FIA ($B) Bank/BD Ind./Others

Summary of MYGA Product Features ► Product: Offers deferred annuities which credit a guaranteed interest rate for 3, 5 or 7 years and a principal guarantee ► Surrender Charges: Matching surrender charge to initial term, with reset upon renewal ► MYGA Advantage over CD: MYGA operates similar to a bank CD, but provides tax advantaged accumulation & annuitization option F&G | Analyst Day 38 F&G Fixed Annuities – MYGA ► Our Multi-Year Guaranteed Annuities (MYGAs) provide consumers with safe, fixed-income-like accumulation ► These deferred annuity products offer a crediting rate that is guaranteed for a specified number of years Source: Wink’s Sales & Market Report, 1H22 1CAGR reflects 2017-2021 annual periods 7 10 13 11 11 7 23 31 33 42 39 34 30 41 46 53 50 41 2017 2018 2019 2020 2021 1H22 Industry MYGA Sales ($B) Bank/BD Ind./Others 0.6 0.8 0.8 0.4 0.4 0.4 0.4 1.3 2.3 0.6 0.8 0.8 0.8 1.7 2.7 2017 2018 2019 2020 2021 YTD 3Q22 F&G Total Gross Sales – MYGA ($B) Bank/BD Ind./Brokerage

F&G Indexed Annuities – RILA Launch Planned for 2023

- **One of the fastest growing segments of the annuity space, Registered Indexed Link Annuities (RILAs) are similar to FIA's and meet consumer needs for either accumulation or guaranteed income with performance linked to a specific market index, but also provide a wider range of outcomes on a registered chassis**

Summary of RILA Product Features

- ***Product:*** Simple deferred annuity product with protected loss profiles
- ***Loss Protection:*** Policyholders choose their loss profile
- ***Liquidity:*** Guaranteed surrender values and penalty free withdrawals up to specified amount
- ***Surrender Charges:*** Withdrawals above the penalty free amount are assessed surrender charge if during the penalty period (usually 5-10 years); protects F&G from heightened liquidity needs

Industry RILA Sales
($B)



CAGR[1]: 43%
9
11
17
24
38
20
2017
2018
2019
2020
2021
1H22

Source: Wink's Sales & Market Report, 1H22
[1]CAGR reflects 2017-2021 annual periods

F&G | Analyst Day

39

F&G Indexed Universal Life

- **Our Indexed Universal Life (IUL) provides consumers with death benefit protection, as well as a complementary product that allows them to build on their savings with performance linked to a specific market index (primarily S&P 500 Index) with a guaranteed floor**

Summary of IUL Product Features

- ***Product:*** Universal life product with interest credited based on external market index performance
- ***Policy Charges:*** Cost of insurance assessed to provide for the death benefit and policy costs
- ***Loss Protection:*** Index credit is never less than $0; policyholders are protected from loss
- ***Liquidity:*** Guaranteed surrender values and penalty free withdrawals up to specified amount
- ***Surrender Charges:*** Withdrawals above the penalty free amount are assessed surrender charge if during the penalty period (usually 10-15 years); protects F&G from heightened liquidity needs

Industry IUL Sales
($M)



CAGR[1]: 6%
1,970
2,220
2,370
2,160
2,470
1,316
2017
2018
2019
2020
2021
1H22

F&G Total Gross Sales – IUL
($M)



CAGR[1]: 25%
36
28
38
50
87
92
2017
2018
2019
2020
2021
YTD 3Q22

Source: Wink's Sales & Market Report, 1H22
[1]CAGR reflects 2017-2021 annual periods

F&G | Analyst Day 40

Our Retail Distribution Partnerships Are Unique and Proven Over 20 years of product development partnership and investment We have moved from significant to top positions within our partners and advisors as we grow together We adapt to how our partners’ businesses are changing F&G | Analyst Day 41 We win by offering customized solutions, taking a consultative approach to growing our partners’ businesses, and developing deep relationships at all levels of the F&G organization from the CEO down Time Tested Growing Together ► Product co-sponsorships with 5 of our Top 10 Annuity Partners ► Long history of supporting &/or funding distribution partner growth ► Tailored life offerings by distribution partner ► Leading Top 5 product rank in most of our top firms ► Over 6 partners generate >$600M annual sales with F&G ► 5 consecutive years of Power Producer growth ► Growing all channels, while diversifying ► Multiple business models are represented in each channel ► Our key partners are sophisticated, often having multiple models ► We tailor by partner how we work together ► We are significant on multiple products and distribution models within many firms Individual Relationships

Our Retail Distribution Is A Competitive Advantage

Agent IMO: Annuity

- FIA market leader, #3 market share[1]
- $3B+ sales YTD'22; on record pace
- Deep, long tenured partners
- Proven track record of profitability

Bank – Launched in 2020

- #1 annuity carrier w/ our top banks
- $2B+ sales YTD'22; on record pace
- Strong relationship scorecards
- Growing product & partner footprint

Broker Dealer – Launched in 2020

- #1 in annuities w/ top partner following unprecedented launch
- Expanding partners ahead of RILA

Agent IMO: Life Brokerage

- Deep, long tenured partners
- New brokerage partnerships
- Rising life presence in Annuity IMO
- Strong profitability

Agent IMO: Life Network Mktg

- Significant growth segment
- Serving middle and cultural markets
- Owned distribution opportunities
- Strong profitability

Key Product Initiatives

Significant new offerings in 2023:

- MYGA offering in New York to enhance Life Network Marketing
- New RILA product launch

[1]Source: Wink Annuities Sales Reports for 1H22

F&G | Analyst Day 42

We Are A Market Leader Across Our Markets And Channels

F&G 1H22 Channel Ranking – FIA

- **# 3 in IMO Channel**
- **# 10 in Bank Channel**

F&G 1H22 Channel Ranking – MYGA

- **# 2 in Broker Dealer Channel**
- **# 7 in Bank Channel**

F&G 1H22 Channel Ranking – IUL

- **# 7 in IMO Channel**
- **# 4 in number of IUL Policies**

Industry Sales Ranking – FIA

Rank	FY2018		1H22 (6 Mos)	
	Company	$ B	Company	$ B
1	Allianz	9.2	Athene	4.5
2	Athene	6.7	Allianz	4.2
3	Nationwide	5.2	AIG	3.0
4	AIG	4.9	Mass Mutual	2.4
5	Great American	4.5	Sammons	2.3
6	AEL	4.3	**F&G**	**2.1**
7	Pac Life	3.6	Global Atlantic	2.0
8	Lincoln	3.1	AEL	1.7
9	Global Atlantic	2.8	Nationwide	1.5
10	**F&G**	**2.3**	SILAC	1.5

Industry Sales Ranking – MYGA

Rank	FY2018		1H22 (6 Mos)	
	Company	$ B	Company	$ B
1	New York Life	7.9	New York Life	7.7
2	Global Atlantic	4.9	Mass Mutual	5.1
3	AIG	4.3	Western Southern	3.9
4	Mass Mutual	1.8	AIG	3.0
5	Symetra	1.6	Global Atlantic	2.3
6	Colorado Bankers	1.4	Pac Life	1.9
7	Protective	1.3	Athene	1.7
8	Delaware	1.1	**F&G**	**1.6**
9	Pac Life	1.1	Symetra	1.5
10	Athene	1.0	Oceanview	1.1
	12. F&G	**0.8**		

Industry Sales Ranking – IUL

Rank	FY2018		1H22 (6 Mos)	
	Company	$ M	Company	$ M
1	Pac Life	363	National Life	166
2	National Life	254	Pac Life	138
3	Transamerica	177	Transamerica	132
4	Securian	103	Nationwide	116
5	Nationwide	98	Sammons	102
6	AIG	94	John Hancock	101
7	Allianz	84	Allianz	63
8	Voya	70	**F&G**	**56**
9	AXA	70	Securian	51
10	Midland	70	Ameritas	50
	20. F&G	**28**		

Source: Wink Annuities and Life Sales Reports

F&G | Analyst Day 43

F&G | Analyst Day 44 We Are Positioned To Win In Large & Growing Retail Markets ► FIA in IMO was our primary focus ► IUL was steady but ‘niche’ distribution ► A steady but constrained competitor ► Leading positions in FIA, MYGA & IUL ► Strong positions in multiple distribution ► Steady and strong competitor ► Well-positioned to further strengthen FIA, MYGA, and IUL, and adding RILA ► Potential for leading position in multiple distribution channels ► Admired, efficient, scalable and flexible Then Now Tomorrow Five (or more) thriving distribution systems with an even more complete product portfolio Five distribution systems with a robust product portfolio Focused on one distribution and with a limited product portfolio Consistently meeting or beating our new business profitability targets and delivering for our stakeholders We will continue to grow and diversify in a thoughtful way, building on our core strengths of developing and building distribution relationships, product expertise & pricing discipline

Scott Cochran President, Institutional & New Markets IV. Institutional Markets F&G | Analyst Day 45

We Have Become A Player In Pension Risk Transfer …

1H20 F&G assesses market; decision to launch

Dec '20 Selected proven TPA partner

Jul '21 ~$60M 1st win

3Q21 ~$360M (3 deals)[1]

4Q21 ~$750M (4 deals) 1st case with deferred lives

1Q22 $500M+ Largest deal

3Q22 ~$620M (2 deals), including first repeat transaction

2020	1H21	2H21	1H22	2H22[2]

2H20 Leadership recruited and onboarded

1H21 Developed and filed product offering, built underwriting, investments, operational and risk policies

Jun '22 Investments deployed slightly ahead of expectation since inception

Jun '22 Successfully administering 44,000+ plan participants

Our proven track record of PRT execution …

- $2.3B plan transaction value from inception through 3Q22; transfer of legacy defined benefit pensions to F&G group annuity
- 10 transactions completed, ranging $65M to $500M in size; over 44,000 covered lives
- Ranked #8 player in PRT market in 2021[2]; only 6 months in market
- Investments deployed beat expectation despite volatile markets

Looking ahead …

- $2-4B annual sales run rate; will vary given "episodic" nature
- Expect to pursue segment expansion opportunities, including more plan terminations and deferred lives, as well as larger deal sizes
- Ongoing excellence in investments, operations & risk management

[1]3Q21 includes $60M transaction in July 2021
[2]Source: LIMRA
[3]Timeline reflects activity from inception through September 30, 2022

F&G | Analyst Day 46

F&G | Analyst Day 47 45,000+ Pension Plans $2.3T Assets $30-40B Annual PRT Market $8-10B F&G Current Target Mkt. ~$2-4B F&G annual sales run rate, based on appetite & market conditions Pension landscape… ► Pension plan liabilities have become increasingly difficult for companies to manage in today’s market & regulatory environment ► Plans over $100M+ comprise 90% of $2.3T single employer total ► Private sector defined benefit plans cover nearly 23M pensioners1 ► Corporate pension plans are at or near full funding with de-risked asset portfolios; supportive of pension risk transfer ► Pension risk transfer remains the only employer-controlled means to completely transfer defined benefit risks and costs F&G’s disciplined selection … ► Dynamic and rigorous assessment of each deal’s attributes ► Pursuing 20% of total PRT market premium dollars, or ~50% in our target segment ► Typically bid against 3-5 high quality, experienced competitors ► Winning 25% of premium dollars pursued U.S. Pension Landscape vs. F&G Target Market 1Source: 2019 Pension Insurance Data Tables and F&G Internal PRT market data …By Thoughtfully Managing The Market Opportunity

We Have Scaled Our Funding Agreement Program …

Jan '21
Recognized FABN opportunity; decided to pursue

1H21
Assembled team, built platform including operations, underwriting, and risk policies

Jun '21:
$750M FABN issued; inaugural FGGF program launch

Sept '21
$1.15B FABN issued; follow on transaction

Jan '22
$400M FABN issued

1H22
FHLB funding agreement strategy refreshed

Jun '22
$300M FABN issued

Jun '22
Investments deployed slightly ahead of expectation since inception

1H21 | 2H21 | 1H22[2]

Our proven track record of funding agreement execution …

- $2.6B total AUM issuance from inception through 3Q22; 4 FABN issuances completed with laddered maturities
- Have attracted highly sophisticated institutional investors with a corporate debt alternative
- Top 15 issuer in FABN market in 2021[1]; only 7 months in market
- Investments deployed beat expectation despite volatile markets

Looking ahead …

- Segment expansion opportunities including floating rate notes and non-USD issuances
- Seek to maximize program subject to internal risk limits, relative market attractiveness and rating agency operational leverage limits
- Long term AUM intended to grow in line with F&G retained AUM
- Ongoing excellence in investments, operations & risk management

[1]Source: Deutsche Bank
[2]Timeline reflects activity from inception through September 30, 2022

F&G | Analyst Day 48

…Which Led To A Successful Launch In Institutional Markets

Our Institutional business leverages our core competencies and stays true to our risk philosophies (e.g. straight forward liabilities)

Value-Add Proposition

- We target opportunities & market segments that represent the most achievable and attractive risk/reward
- We differentiate with transaction and investment expertise, overlaid by a targeted approach to meet client needs

Attracting Top Talent

- We built deep expertise; our team has >200 years of combined experience
- We have attracted well regarded industry leaders; drawn to the F&G story, dynamic culture and growth opportunity

Selective Positioning

- Our entrance strategies revolved around less risky market segments to establish our foundation
- We are positioned to expand & refine our chosen market segments, as business develops and market conditions shift

Key Accomplishments

- ✓ **Grew two businesses to ~$5B AUM in first 6 quarters, providing meaningful profits, channel diversification and scale**
- ✓ **Proven track record of execution, including strong investment performance and well regarded operations**
- ✓ **Priced products to yield strong returns, commensurate to Retail**
- ✓ **Small internal team with a highly variable expense structure providing considerable scale benefits and ability to be nimble**
- ✓ **Scale and expanding capabilities further enable further Retail competitiveness**

F&G | Analyst Day 49

V. Financial Update Wendy Young EVP, Chief Financial Officer F&G | Analyst Day 50

Finance Highlights ► We have a track record of disciplined & profitable growth ► New business growth and stable inforce retention has driven AUM and earnings growth, as well as a stable and strong capital profile ► We have a scalable “return on assets” model that is durable through varying economic cycles ► Diversified, stable, low-risk liability profile without higher-risk legacy products ► We ensure transparency across the economic measures in which we evaluate our financial performance ► Full disclosure of non-GAAP metrics to supplement GAAP metrics ► We have a strong solvency and capital profile ► Going forward, F&G intends to fund its continued growth with strong and growing statutory earnings, reinsurance programs and unused debt capacity in line with ratings ► We have reached an inflection point where we expect to start distributing a portion of our adjusted net earnings to our shareholders over time, subject to F&G board of directors’ approval F&G | Analyst Day 51

3.6 4.3 6.1 4.8 5.9 3.5 2.6 2.63.9 4.5 9.6 7.4 8.5 2019 2020 2021 YTD 3Q21 YTD 3Q22 Institutional Retail 264 247 551 409 207 2019 2020 2021 YTD 3Q21 YTD 3Q22 Significant Income & Expense Items ANE ex Significant Items 25.6 27.3 31.9 30.7 39.2 2019 2020 2021 YTD 3Q21 YTD 3Q22 57% CAGR3 F&G’s Track Record of Disciplined & Profitable Growth 52 Total Gross Sales ($B) Average Assets Under Management (AAUM) ($B) 1Adjusted net earnings (ANE) and adjusted return on assets (ROA) definition per Amendment to Form 10 filed November 10, 2022 2See discussion of significant income and expense items in the Appendix 3CAGR reflects 2019-2021 annual periods Total Net Sales 3.9 4.5 8.7 6.7 7.1 44% CAGR3 Ending AUM 26.4 28.6 36.5 34.7 42.0 12% CAGR3 F&G | Analyst Day Return on Assets (bps) 103 90 173 177 70 Alts Short-term MTM (Actual) $0 ($23) $359 $241 $66 Alts Long-term Expected Return $0 $27 $169 $103 $174 GAAP Adjusted Net Earnings ($M)1,2

Our Proven Track Record: Sales

Total Gross Sales By Channel ($B)


57% CAGR[1]
Institutional
Retail
3.9
0.3
3.6
4.5
0.2
4.3
9.6
3.5
6.1
7.4
2.6
4.8
8.5
2.6
5.9
2019
2020
2021
YTD 3Q21
YTD 3Q22

	2019	2020	2021	YTD 3Q21	YTD 3Q22
Total Net Sales[2]	3.9	4.5	8.7	6.7	7.1

Total gross sales reflect diversified growth strategy; sales volumes effectively managed within profitability & capital targets

- **We are well-positioned to continue to grow total gross sales at a double-digit rate, outpacing the industry**
  - Going forward, F&G intends to fund its continued growth with statutory earnings, reinsurance programs and unused debt capacity in line with ratings
- **We expect continued asset growth from net retained sales**
- **Reinsurance provides an alternative source of balance sheet to optimize returns**
  - Total net sales reflect MYGA new business flow reinsurance with unaffiliated reinsurer effective in 2021
  - Going forward, we will continue to strategically use reinsurance to further diversify our sources of earnings
    - Reinsurance provides fee-based source of earnings through the ceding commission on AUM ceded

[1]CAGR reflects 2019-2021 annual periods
[2]Total Net Sales reflects sales attributable to flow reinsurance to third parties

F&G | Analyst Day 53

Our Proven Track Record: Disciplined & Profitable Growth

GAAP Adjusted Net Earnings[1] ($M)



Significant Income & Expense Items
ANE ex Significant Items
44% CAGR[2]
264
247
551
409
207
2019
2020
2021
YTD 3Q21
YTD 3Q22

	2019	2020	2021	YTD 3Q21	YTD 3Q22
Net Income	361	(39)	857	736	581
AUM	26.4	28.6	36.5	34.7	42.0
AAUM ($B)	25.6	27.3	31.9	30.7	39.2
Adj. ROA (bps)[1]	**103**	**90**	**173**	**177**	**70**
Adj. ROE[3]	**NA**	**15%**	**17%**	**NA**	**7%**

F&G expects steady and growing earnings over time, excluding significant income and expense items

- Pursuant to our Form 10 registration process, effective this quarter we have updated our definition for adjusted net earnings or "ANE" to remove the prior normalization of alternative investment portfolio returns
- Going forward, this will result in more volatility for ANE and ROA, although underlying economics of our business have not changed
- Ending assets under management at $36.5B as of 12/31/2021, growing to $42.0B as of 9/30/2022
  - As we continue to scale, we expect margins will expand over time due to significant investments in technology and other operating platforms in the last three years

[1]Adjusted net earnings (ANE) and adjusted return on assets (ROA) definition per Amendment to Form 10 filed November 10, 2022
[2]CAGR reflects 2019-2021 annual periods
[3]2019 and YTD 3Q21 were not restated in Form 10 and therefore not available

F&G | Analyst Day 54

74 128 78 92 101 90 82 128 105 72 133 97 152 160 142 83 112 12 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 ANE Prior Definition ANE New Definition Over the past 9 quarters, under either new or prior definition of ANE, economics over time are consistent despite more short- term volatility under the new definition from alternative investments mark-to market ► Cumulative earnings of ~$900M ► Average ANE of ~$100M per quarter ► Average ROA of ~100+ bps per quarter Adjusted Net Earnings ($M)1,2 ANE Definition Quarterly Trend F&G | Analyst Day 55 1Adjusted net earnings (ANE) and adjusted return on assets (ROA) definition per Amendment to Form 10 filed November 10, 2022 2See discussion of significant income and expense items in the Appendix Comparison of New vs. Prior Definition Difference (2) 5 19 60 59 52 1 (16) (93) ► ANE quarterly average: ► $107M new definition ► $98M prior definition ► Cumulative ANE over 9 quarters: ► $963M new definition ► $878M prior definition

Our Proven Track Record: Stable and Strong Capital Profile

GAAP Capitalization ($M)



Debt
Equity (ex AOCI)
3,427
550
2,877
4,701
950
3,751
5,291
550
4,741
2020
2021
YTD 3Q22

Adj. Debt to Capital %	16%	20%	10%

Solid F&G capitalization and modest leverage position

- We expect to manage to a 25% adjusted debt-to-capitalization ratio long term target, in line with ratings
  - $400M intracompany term loan completed with FNF in 2021 for incremental growth capital has been converted to equity in 2Q22, ahead of F&G partial spin-off targeted for early 4Q22
  - Given F&G's excess debt capacity at 6/30/2022, it is anticipated that F&G could issue senior notes ahead of the partial spin-off transaction
- We expect to maintain the company action level risk based capital (RBC) ratio for our primary operating subsidiary at or above 400%
- We target 2x holding company annual fixed charge coverage

Financial Strength Ratings

A.M. Best	S&P Global	Fitch Ratings	Moody's
A-	**A-**	**A-**	**Baa1**
Stable	Stable	Stable	Positive

F&G | Analyst Day 56

Scalable Return on Asset Model[1] – YTD 3Q22 Illustrated

1 Unique Investment Capabilities **+** **2** Attractively Priced Liabilities **+** **3** Scalable Operating Platform **=** **4** Strong Earnings Growth Potential


Overall Product Margin3:
1.78%
413 bps
235 bps
108 bps
70 bps1,2
As a rule of thumb, target ROA of 100 bps, excluding short-term mark-to-market effects
Portfolio Earned Yield
Cost of Funds
Expenses (Operating, Interest & Taxes)
Adjusted Net Earnings
1 $1,216M
2 $691M
3 $318M
4 $207M

[1]Adjusted net earnings (ANE) and adjusted return on assets (ROA) definition per Amendment to Form 10 filed November 10, 2022. See discussion of significant income and expense items in the Appendix
[2]Adjusted return on assets (ROA) is calculated on a year-to-date basis by dividing annualized adjusted net earnings (ANE) by year-to-date average assets under management (AAUM)
[3]Overall Product margin = portfolio earned yield – cost of funds

F&G | Analyst Day 57

1Reflects company action level RBC for primary insurance operating subsidiary 2As of September 30, 2022 Strong Solvency Ratio • Maintain >400% RBC Ratio1 Solid Leverage Position • Debt/Capital Ratio of 10%, excl. AOCI2 • $550M Senior Note with 2025 Maturity ► FNF’s size, scale and financial strength provides F&G with strategic advantages to grow ► Maintain flexibility and multiple sources of capital across the enterprise ► Strong balance sheet supported multiple ratings upgrades following merger with FNF We Have Strong Solvency & Capital Profile Solid Foundation in the Current Environment 58F&G | Analyst Day

F&G | Analyst Day 59 Our Strong Capitalization Supports Growth & Distributable Cash We have reached an inflection point where we expect to start distributing a portion of our adjusted net earnings to our shareholders over time, subject to F&G board of directors’ approval ► F&G’s capital allocation priorities will be focused on deploying capital to best maximize shareholder value through both continued investment in our business and generation of distributable cash for return of capital to shareholders ► F&G will have flexibility to adjust the level of retained sales as a “lever” to support net cash from operations with sustained asset growth Investing for Growth Reinvest in the Business Capital and other investments to support the growth strategy and maintain adequate capital buffer Net Cash from Operations Return to Shareholders Potential Common Dividend Payout Upon board approval, potential for common dividend and targeted increases over time ► Maintain efficient capital structure ► Target long-term debt-to-total capitalization excl. AOCI of approximately 25% ► Maintain solvency and capital targets in line with ratings

Selected GAAP Reporting Items F&G | Analyst Day 60

F&G | Analyst Day 61 Reconciliation Of GAAP To Adjusted Net Earnings1 Nine Months Ended September 30, 2022 ($M) YTD 3Q22 Net earnings (loss) from continuing operations $581 Recognized (gains) and losses, net (19) Indexed product related derivatives (566) Purchase price amortization 16 Transaction costs 8 Amortization of actuarial intangibles and SOP-03-1 reserve offset on non-GAAP adjustments 87 Income taxes on non-GAAP adjustments 100 Adjusted net earnings $207 ► YTD 3Q22 GAAP net earnings from continuing operations of $581M includes asymmetry in accounting for assets and liabilities, which are primarily mark-to-market related and excluded from adjusted net earnings: ► ($19M) recognized gains and losses, net − The impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations, − The impact of market volatility on the alternative asset portfolio that differ from management’s expectation of returns over the life of these assets, and − The effect of changes in fair value of the reinsurance related embedded derivative ► ($566M) indexed product related derivatives − Liability mark-to-market impacts due to FIA related and embedded derivative market movements pursuant to FASB 133 − Does not represent options or derivative instruments ► $16M purchase price amortization − The impacts related to the amortization of certain intangibles recognized as a result of acquisition activities ► $8M transaction costs − The impacts related to acquisition, integration and merger related items ► $87M amortization of actuarial intangibles and SOP-03-1 reserve offset on non-GAAP adjustments ► $100M income taxes on non-GAAP adjustments YTD 3Q22 Adjusted Net Earnings of $207M … reflects a non-GAAP economic measure we use to evaluate financial performance each period 1Adjusted net earnings (ANE) definition per Amendment to Form 10 filed November 10, 2022

GAAP Book Value & Accumulated Other Comprehensive Income F&G | Analyst Day 62 ► As seen across much of the financial services sector, our investment portfolio net unrealized loss was higher as of 9/30/2022 due to higher interest rates and widening credit spreads which, in turn decreased book value by $0.8B in 3Q22; our view: ► Point in time mark-to-market ► Accounting driven; not economic ► Given asset liability match and adequate liquidity levers; we would not expect to have to sell securities and realize losses to meet corporate liquidity needs ► We remain comfortable with the investment portfolio: ► Diversified ► Well-positioned ► Strong credit quality ► Asset liability matched ► In the life and annuity sector, it is common for our key constituents to look at “equity excluding AOCI” for key metrics ► F&G equity excluding AOCI was up 3% in 3Q22, as compared to 2Q22

63 Equity Rollforward, Excluding AOCI1 Equity (ex AOCI) of $4.7B at 9/30/2022 vs. $3.8B at 12/31/2021; $990M or 26% increase, driven by: ► $596M permanent, non-market driven movement including: ► $400M conversion of FNF intercompany loan to equity ► $207M adjusted net earnings (ANE) ► ($11M) other adjustments to ANE, ex mark-to-market movements ► $394M mark-to-market (MTM) movements; these market-driven impacts are excluded from ANE but reflected in GAAP net income. As a reminder, these impacts can be positive or negative depending on market movements: ► $447M favorable Liability mark-to-market primarily from FIA related and embedded derivatives ► $15M favorable Investments mark-to-market primarily due to net unrealized market value change ► ($68M) unfavorable amortization DAC/SOP of above drivers F&G Equity ex AOCI – FY2021 to YTD 3Q22 ($M) F&G | Analyst Day 1Accumulated other comprehensive income (AOCI) MTM Movements $394 +26% YTD

Finance Key Takeaways ► We have a simple business model ► We have a simple financial model ► We have a scalable “return on assets” model that is durable through varying economic cycles with potential for growth over time ► We have a strong solvency and capital profile and have reached an inflection point to generate distributable cash over time F&G | Analyst Day 64

VI. Closing Remarks and Q&A F&G | Analyst Day 65

F&G | Analyst Day 66 Creating A Compelling Investment Case for F&G Targeting Large and Growing Markets F&G is a nationwide leader in the large markets we play in, and demographic trends will provide tailwinds to give us significant room to continue growing – including untapped Middle Market demand for Life coverage and the opportunity to migrate consumers from CDs to fixed annuities F&G Dividend Distribution Will Unlock Value Investors can capitalize on FNF’s investment in F&G as our strategy and our platform have positioned us to grow earnings at healthy rate while generating significant positive net cash flow Track Record of Success Superior Ecosystem Our long-standing relationships with distribution, durable investment edge, and track record of attracting top talent give us a sustainable competitive advantage We have delivered consistent top line growth and return on assets across varying market cycles, and we expect to continue to outperform the rest of the market, especially in a rising rate environment

Appendix F&G | Analyst Day 67

*CONFIDENTIAL: Do Not Distribute Outside F&G Appendix – Investments F&G | Analyst Day 68

Structured Credit – Why We Like It F&G | Analyst Day 69 CLO Top 10 Industries2 ► Collateralized loan obligation (CLO) portfolio well diversified across industry, issuer and manager; focus on investment grade with ample par subordination ► Commercial mortgage-backed securities (CMBS) focus on seasoned CMBS which allow for visibility into credit performance, built- in appreciation and contractual amortization which reduces risk exposure; target more stable property types, such as multi-family, to create a defensive portfolio ► Asset Backed Securities (ABS) focus on high quality, directly originated specialty finance assets diversified by collateral type ABS Top 10 Collateral1 Investment Rationale CMBS by Property Type1 1GAAP Fair Values as of 9/30/2022 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 2Par values as of 9/30/2022 (ex. portion of deferred annuities to Kubera Somerset and Aspida Re) 25% Office 31% Residential 12% Retail 15% Hospitality 8% Industrial 9% Other $3B 12% Healthcare & Pharmaceuticals 11% High Tech 9% Banking, Finance, Insurance & Real Estate 8% Services: Business 5% Media: Broadcasting & Subscription 5% Hotels, Gaming & Leisure 4% Telecommunications 4% Capital Equipment 4% Construction & Building 4% Beverage, Food & Tobacco 34% Other $4B 18% Solar / Renewable Loans 11% Lender Finance 10% PE Finance 8% Other 7% Life Cont. Structured Settlement 5% Telecommunications 5% Consumer Credit 5% Auto Leases / Loans 4% Royalty & Licensing 3% Utilities 24% All Other (< Top 10) $4B

History Demonstrates Lower Relative Risk For CLOs F&G | Analyst Day 70 ► CLOs have a different risk profile and economic outcomes than holding the underlying loans directly 1Source: Citi Research, US CLOs, July 7, 2022 2Source: Standard & Poor’s, Mid 1990s –March 2022 3Source: CLO impairment – Moody’s Investor Service, Leveraged Loan – JP Morgan research Structural Protection  Diversification ► Rating agency requirement to diversify across industry sectors and issuers  Self-correcting mechanism ► Over-collateralization (OC) ► Interest Coverage (IC) ► Weighted Average Spread (WAS) ► Weighted Average Rating Factor (WARF)  Active management ► 30 bps default rate reduction due to de- risking actions prior to default1 Lower Historical Loss vs. Corporates & Other Structured Broader Economic Impact  Increase SME’s funding cost ► Diminishing investor demand could lead to higher CLO funding cost and less CLO origination ► CLOs support 70% of the primary HY loan issuance1  Increase in RBC capital cost on insurers ultimately inures to insurance-buying public  Lower default rate vs. corporate credit2  Lower loss rate vs. structured peers3 0% 10% 20% 30% AAA AA A BBB BB B CLO 2.0 Default Rate (Observed & NT Expected) CLO 1.0 Cumulative Default Rate (Final) Global Corp Avg 7-Yr Cumulative Default Rate 0% 5% 10% 15% Dec-98 Dec-03 Dec-08 Dec-13 Dec-18 CLO Impairment Rate Leveraged Loan Default

F&G CLO Portfolio Overview F&G | Analyst Day F&G CLO Portfolio Composition ► Highly diversified portfolio with ample par subordination ► Blackstone’s broad & deep understanding of the asset class, and ability to do loan level underwriting, distinguishes F&G’s portfolio from its peers Note: As of September 30, 2022 1Reflects the weighted average par subordination of the CLO portfolio (by rating) Investment Grade Par Subordination 54% 29% 20% 14% 9% Credit Quality 95% investment grade Structural Protection 19% par subordination1 Capital Efficiency 1.44 NAIC rating Market Value $3.4B1 CLO exposure 71 3% 7% 53% 32% 5% AAA AA A BBB BB and Below

F&G | Analyst Day F&G CLO Overview: Look Through Analysis ► Portfolio focused on high quality CLO securities backed by highly diversified pool of loans Source: BXC. As of September 30, 2022 IndustriesCompaniesCLO Managers 72 0.7% 0.5% 0.5% 0.5% 0.5% 0.4% 0.4% 0.4% 0.4% 0.4% 95.1% 0.0% 0.5% 1.0% 100% Issuer 1 Issuer 2 Issuer 3 Issuer 4 Issuer 5 Issuer 6 Issuer 7 Issuer 8 Issuer 9 Issuer 10 Other 12.4% 11.9% 8.7% 7.7% 5.0% 4.8% 4.3% 4.0% 3.7% 3.7% 33.5% 0.0% 5.0% 10.0% 15.0% 40.0% Industry 1 Industry 2 Industry 3 Industry 4 Industry 5 Industry 6 Industry 7 Industry 8 Industry 9 Industry 10 Other 14.1% 3.1% 2.8% 2.5% 2.5% 2.3% 2.3% 2.2% 2.0% 2.0% 64.2% 0.0% 10.0% 70.0% Manager 1 Manager 2 Manager 3 Manager 4 Manager 5 Manager 6 Manager 7 Manager 8 Manager 9 Manager 10 Other 92 CLO managers 1,702 companies 33 industries

U.S. CLO Impairment Frontier (First-loss scenarios among CLO tranches) U.S. CLO Impairment Frontier F&G | Analyst Day ► CLO debt is well insulated from higher defaults and lower recovery rates ► BBB CLOs can withstand an annualized default of 10% (that would have to occur every year) assuming a 64% average long-term loan recovery rate. Note: Reflects Blackstone Credit’s views and beliefs as of September 30, 2022. Source: U.S. J.P. Morgan as of September 30, 2022 for average recovery rate and annual loan default rate; CLO impairment frontiers generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month Libor + 325bps, no reinvestment post Reinvestment Period. Please note: the historical data point shown is calculated using annual default and recovery rates from J.P. Morgan Leveraged Loan Index and represents the average default rates and weighted average recovery rates from 1990-2022 for the long-term average time period. Average recovery rate is representative of first-lien loans as of September 30, 2022. 73 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 30%35%40%45%50%55%60%65%70% A nn ua l D ef au lt R at e Average Senior Loan Recovery Rate A BBB BB Long-Term Average Annual Default Rate

F&G | Analyst Day 74 Portfolio Spotlight: Real Estate Debt ► BREDS (Blackstone Real Estate Debt Strategies) has assembled a high-quality portfolio with diversified exposure across asset classes and properties Note: As of September 30, 2022 CMBS 39% RMBS 10% RML 26% CML 24% NNN 1% $8.0B Duration 4.2 years Spread 276 basis points Quality 1.5 NAIC rating Market Value $8.0B Real estate exposure

By Asset Type By NAIC RatingBy Property Type CMBS & RMBS Portfolio Overview F&G | Analyst Day Note: As of September 30, 2022. Credit metrics aggregated from Bloomberg. 75 46% 20% 9% 12% 6% 7% 0% 20% 40% 60% 80% 100% Q3'22 Industrial / Self Storage Mixed Use / Other Hospitality Retail Office Multifamily / Mobile Home / Single Family 69% 10% 12% 8% 1% 0% 20% 40% 60% 80% 100% Q3'22 1 2 3 4 5 22% 21% 12% 24% 9% 12% 0% 20% 40% 60% 80% 100% Q3'22 Conduit (Below A) RMBS Conduit (A or above) SASB Agency CRE CLOs

► Prudent asset selection has led to more multifamily exposure and less retail vs. Conduit CMBS market averages Portfolio Construction Comparison CMBS Portfolio Overview F&G | Analyst Day Note: As of September 30, 2022 1BAML Conduit Data as of 9/30/22 Credit Quality 86% Investment grade (NRSRO) Capital Efficiency 1.8 NAIC rating Market Value $3.0B CMBS exposure Credit focus 55% Loan-to-value 31% 12% 14% 26% Multifamily Retail F&G Portfolio Post-Crisis Conduit CMBS 76

48% Multifamily 23% Industrial 16% Office 5% Retail 4% Student Housing 4% Other $2B F&G | Analyst Day 77 By Underlying Property Type Our CML portfolio is low risk, low leverage and well diversified ► All first mortgage loans, with average loan-to-value of 60% ► 77 holdings, with average loan size of $27M ► Legacy loan book is maturing between 2025-2030; planning to re- enter the market with a multi-family and industrial focus Investment Rationale By State By Loan-To-Value % GAAP Fair Values as of 9/30/2022 Portfolio Spotlight: Commercial Mortgage Loans 13% LTV < 50% 32% LTV 50% to 60% 54% LTV 60% to 70% 1% LTV > 70% $2B 24% CA 12% FL 6% NY 6% TX 5% NJ 5% GA 4% CT 38% Other $2B

9.5% 5.4% 31.0% 7.3% FY 2019 FY 2020 FY 2021 YTD 2022H1 Annualized Net Returns over the trailing 3 years: 17.1% (as of 12/31/2021) F&G | Analyst Day 78 Portfolio Spotlight: Alternatives ► Commitments to Blackstone and non-Blackstone alternatives total $4.2B ► Funded $1.8B or approximately 6% of portfolio ► The portfolio is well-diversified by underlying asset type, vintage year and geography Historical Performance 1H2 GAAP Fair Values as of 6/30/2022

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Around the same time, the United States, the United Kingdom, the European Union, and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russia-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus. The ongoing conflict and the rapidly evolving measures in response could be expected to have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s investments. The severity and duration of the conflict and its impact on global economic and market conditions are impossible to predict, and as a result, could present material uncertainty and risk with respect to the Fund and the performance of its investments and operations, and the ability of the Fund to achieve its investment objectives. Similar risks will exist to the extent that any portfolio entities, service providers, vendors or certain other parties have material operations or assets in Russia, Ukraine, Belarus, or the immediate surrounding areas. F&G | Analyst Day 81 Blackstone Related Important Disclosures (continued)

F&G | Analyst Day 82 Blackstone Related Important Disclosures (continued) Target Allocations. There can be no assurance that a Fund will achieve its objectives or avoid substantial losses. Allocation strategies and targets depend on a variety of factors, including prevailing market conditions, investment availability and Blackstone’s allocation procedures. There is no guarantee that such strategies and targets will be achieved and any particular investment may not meet the target criteria. Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

*CONFIDENTIAL: Do Not Distribute Outside F&G Appendix – Finance F&G | Analyst Day 83

F&G | Analyst Day 84 GAAP Net Earnings Trend: ANE Adjustment Impacts by Line Item Condensed Consolidated Statement of Earnings Non-GAAP Adjustments Mapping (Dollars in millions) Twelve months ended Nine months ended December 31, 2021 September 30, 2021 September 30, 2022 Recognized (gains) losses, net Indexed product related derivatives Purchase Amortization Transaction Costs Amortization of Actuarial Intangibles Revenues: Column1 Column2 Column3 Life insurance premiums and other fees 1,395$ 557$ 1,364$ X X X Interest and investment income 1,852 1,341 1,216 X Recognized gains and losses, net 715 370 (863) X X Total revenues 3,962 2,268 1,717 Benefits and expenses: Benefits and other changes in policy reserves 2,138 734 382 X X X Personnel costs 129 93 110 Other operating expenses 105 76 77 X Depreciation and amortization 484 419 351 X X X X Interest expense 29 21 23 Total benefits and expenses 2,885 1,343 943 Pre-tax earnings 1,077 925 774 Income tax expense (220) (189) (193) X X X X X Net earnings from continuing operations 857 736 581 (Loss) earnings from discontinued operations, net of tax 8 8 - Net earnings attributable to common shareholders 865$ 744$ 581$ X = ANE Adjustments

Adjusted Net Earnings Trend: Key Non-GAAP Measure

Adjusted Net Earnings Statement[1,2]

(Dollars in millions)	Twelve months ended December 31, 2021	Nine months ended September 30, 2021	Nine months ended September 30, 2022
Revenues:			
Life insurance premiums and other fees	$ 1,397	$557	$1,367
Interest and investment income	1,852	1,341	1,216
Recognized gains and losses, net	-	-	-
Total revenues	3,249	1,898	2,583
Benefits and expenses:			
Benefits and other changes in policy reserves	2,039	1,011	1,902
Personnel costs	129	93	110
Other operating expenses	100	71	70
Depreciation and amortization	261	188	178
Interest expense	29	21	23
Total benefits and expenses	2,558	1,384	2,283
Pre-tax earnings	691	514	300
Income tax expense	(140)	(105)	(93)
Adjusted net earnings	$ 551	$409	$207

- **Adjusted Net Earnings** reflects a non-GAAP economic measure we use to evaluate financial performance each period … excludes inherent asymmetry and volatility in GAAP net earnings
- ANE trend reflects:
  - Lumpy PRT sales occurring YTD 3Q21 and 3Q22
    - Included in 'premiums' and 'reserves'
  - Operating performance
  - Significant income and expense items, including Alt's short term mark-to-market effects
- ANE Statement is published in F&G's Quarterly Financial Supplement (QFS)

[1]Adjusted net earnings (ANE) definition per Amendment to Form 10 filed November 10, 2022

F&G | Analyst Day

85

Aligning ANE to Scalable Spread Model

Mapping Adjusted Net Earnings Statement to Return on Asset Model[1,2]

($M)	Nine months ended September 30, 2022	Return on Asset Model Category Mapping	
Revenues:			
Life insurance premiums and other fees	$1,367	Product Fees Offset by Cost of Funds	B
Interest and investment income	1,216	Portfolio Earned Yield	A
Recognized gains and losses, net	0	Product Fees Offset by Cost of Funds	B
Total revenues	2,583		
Benefits and expenses:			
Benefits and other changes in policy reserves	1,902	Product Fees Offset by Cost of Funds	B
Personnel costs	110	Net Operating Expense $119M Product Fees Offset by Cost of Funds ($10M)	C B
Other operating expenses	70	Net Operating Expense $83M Product Fees Offset by Cost of Funds ($13M)	C B
Depreciation and amortization	178	Product Fees Offset by Cost of Funds	B
Interest expense	23	Interest & Taxes	D
Total benefits and expenses	2,283		
Pre-tax earnings	300		
Income tax expense	(93)	Interest & Taxes	D
Adjusted net earnings	$ 207		E

		Nine months ended 9/30/2022 ($M)	Nine months ended 9/30/2022 (BPS)
Portfolio Earned Yield	A	1,216	413
Product Fees Offset by Cost of Funds	B	(691)	(235)
Net Op Expense	C	(202)	(69)
Interest & Taxes	D	(116)	(39)
Adjusted Net Earnings	E	$ **207**	**70**

[1]Adjusted net earnings (ANE) and adjusted return on assets (ROA) definition per Amendment to Form 10 filed November 10, 2022
[2]Adjusted return on assets (ROA) is calculated on a year-to-date basis by dividing annualized adjusted net earnings (ANE) by year-to-date average assets under management (AAUM)

F&G | Analyst Day 86

F&G | Analyst Day 87 GAAP Product Accounting: $1,000 Sale Illustration Deposit Accounting Model for Deferred Annuities Premium & Benefit Accounting Model for PRT Net investment income 45 4.5% x $1,000 Account value - beginning of year 0 Deposit – 1/1/2019 1,000 Sales Policy fees (2) Interest credited 30 3% x $1,000 Account value – end of year 1,028 Key Assumptions: Deposit Accounting Model Premiums 0 NII 45 Insurance/Product Fees 2 Total Revenue 47 Benefits (interest credited) 30 Benefits (change in reserve) 0 Gross margin 17 Premium/ Benefit Model Premiums 1,000 NII 45 Insurance/Product Fees 0 Total Revenue 1,045 Benefits (interest credited) 0 Benefits (change in reserve) 1,028 Gross margin 17 1 3 4 1 2 3 4 5 2 1 5

F&G | Analyst Day 88 Basis of Presentation ► The following tables set forth our summary historical consolidated financial and operating data. The summary historical consolidated financial and operating data as of September 30, 2022 and for each of the nine months ended September 30, 2022 and 2021 set forth below have been derived from our unaudited historical Condensed Consolidated Financial Statements and notes thereto included elsewhere in this Information Statement. The summary historical consolidated financial data as it relates to the year ended December 31, 2021, the period from June 1 to December 31, 2020 (following the FNF Acquisition), and the predecessor results for the period from January 1, 2020 to May 31, 2020 and for the year ended December 31, 2019, as restated, have been derived from our audited historical Consolidated Financial Statements and notes thereto included elsewhere in this Information Statement ► The comparability of certain results prior to the FNF acquisition and following the FNF acquisition were influenced by purchase accounting adjustments ► We have updated our non-GAAP measure definition for Adjusted net earnings as of September 30, 2022 to remove the alternative investments adjustment that was previously made for the difference between actual net investment income earned on our alternative investments compared to management's long-term expectation of net investment income for these types of investments. All prior periods have been restated to remove this adjustment ► Additionally, our historical results are not necessarily indicative of future operating results

F&G | Analyst Day 89 Historical Financial Summary – Earnings Data (a) Preferred Stock was retired as part of the FNF Acquisition (b) Adjusted net earnings (ANE) definition per Amendment to Form 10 filed November 10, 2022 (Dollars in millions, except shares, in thousands, and per share data) Summary Historical Consolidated Financial And Operating Earnings Sheet Data 2019 2020 2020 2021 2021 2022 Predecessor Predecessor (As Restated) Consolidated Statements of Earnings Data: Total revenues $1,894 $155 $1,233 $3,962 $2,268 $1,717 Total expenses 1,473 369 1,147 2,885 1,343 943 Earnings (loss) from continuing operations before income taxes 421 (214) 86 1,077 925 774 Net earnings (loss) from continuing operations 361 (200) 161 857 736 581 Net earnings (loss) from discontinued operations, net of tax 51 (114) (25) 8 8 — Net earnings (loss) 412 (314) 136 865 744 581 Preferred stock dividend (a) 31 8 — — — — Net earnings (loss) available to common shareholders 381 (322) 136 865 744 581 Adjusted net earnings attributable to common shareholders (b) $264 $14 $233 $551 $409 $207 Nine months ended September 30, Year ended December 31, Period from January 1 to May 31, Period from June 1 to December 31, Year ended December 31,

F&G | Analyst Day 90 Historical Financial Summary – Balance Sheet Data (Dollars in millions, except per share data) Summary Historical Consolidated Financial And Operating Balance Sheet Data (a) Debt-to-capital ratio is computed by dividing total debt by total capitalization (total debt plus total equity excluding AOCI) December 31, December 31, September 30 2020 2021 2022 Consolidated Balance Sheet Data: Total Assets $39,756 $48,730 $51,310 Total Liabilities 35,682 44,245 49,635 Total Equity 4,074 4,485 1,675 Accumulated Other Comprehensive (Loss) Income (“AOCI”) 1,197 734 (3,066) Debt-to-Capital ratio (a) 11.9% 17.5% 24.7% Consolidated Balance Sheet Non-GAAP Data: Total Equity, excluding AOCI $2,877 $3,751 $4,741 Debt-to-Capital ratio excluding AOCI (a) 16.0% 20.2% 10.4% Book Value per Share, including AOCI $38.80 $42.71 $13.40 Book Value per Share, excluding AOCI 27.40 35.72 37.93 Return on Average Equity 7.1% 20.4% 23.5% Return on Average Equity excluding AOCI 8.4% 25.9% 18.7% Adjusted Return on Average Equity excluding AOCI 14.5% 16.5% 6.7%

F&G | Analyst Day 91 Historical Financial Summary – Select Metrics (Dollars in millions) Consolidated Highlights – Select Metrics (a) Adjusted return on assets (ROA) definition per Amendment to Form 10 filed November 10, 2022 Period from June 1 to December 31, 2019 2020 2020 2021 2021 2022 Predecessor Predecessor (As Restated) Select Metrics: Assets Under Management $26,420 $27,119 $28,553 $36,494 $34,665 $41,988 Average Assets Under Management 25,617 26,824 27,322 31,938 30,706 39,246 Yield on AAUM 4.56% 3.60% 4.66% 5.80% 5.82% 4.13% Adjusted Return on Assets (a) 1.03% 0.13% 1.46% 1.73% 1.77% 0.70% Year ended December 31, Period from January 1 to May 31, Year ended December 31, Nine months ended September 30,

F&G | Analyst Day 92 Historical Financial Summary – Sales (Dollars in millions) Sales Results By Product Year ended December 31, Year ended December 31, Year ended December 31, 2019 2020 2021 2021 2022 Predecessor Fixed indexed annuities (“FIA”) $2,820 $3,459 $4,310 $3,255 $3,185 Fixed rate annuities (“MYGA”) 776 776 1,738 1,437 2,668 Total annuity 3,596 4,235 6,048 4,692 5,853 Indexed universal life (“IUL”) 38 50 87 59 92 Funding agreements (“FABN/FHLB”) 297 200 2,310 2,275 1,443 Pension risk transfer (“PRT”) — — 1,147 371 1,147 Total Gross Sales $3,931 $4,485 $9,592 $7,397 $8,535 Sales attributable to flow reinsurance to third parties — — (869) (718) (1,440) Total Net Sales $3,931 $4,485 $8,723 $6,679 $7,095 Nine months ended September 30,

Non-GAAP Measure Reconciliations

Reconciliation from Net Earnings (Loss) From Continuing Operations to Adjusted Net Earnings (Loss) (a)

(Dollars in millions)	Year ended December 31, 2019 Predecessor (As Restated)	Period from January 1 to May 31, 2020 Predecessor	Period from June 1 to December 31, 2020	Year ended December 31, 2021	Nine months ended September 30, 2021	Nine months ended September 30, 2022
Net earnings (loss) from continuing operations	$361	($200)	$161	$857	$736	$581
Less preferred stock dividend	(31)	(8)	—	—	—	—
Net earnings (loss) from continuing operations attributable to common shareholders	$330	($208)	$161	$857	$736	$581
Non-GAAP adjustments [(a)]:						
Recognized (gains) and losses, net						
Net realized and unrealized gains (losses) on fixed maturity available-for-sale securities, equity securities and other invested assets	(175)	121	(176)	(56)	(58)	336
Change in allowance for expected credit losses	—	23	40	(5)	(5)	13
Change in fair value of reinsurance related embedded derivatives	72	(19)	53	(34)	(23)	(357)
Change in fair value of other derivatives and embedded derivatives	(7)	1	—	(14)	(9)	(11)
Recognized (gains) losses, net	(110)	126	(83)	(109)	(95)	(19)
Indexed product related derivatives	41	195	123	(146)	(167)	(566)
Purchase price amortization	—	—	16	26	20	16
Transaction costs and other non-recurring items [(b)]	(1)	37	21	(279)	(279)	8
Amortization of actuarial intangibles and SOP-03-1 reserve offset on non-GAAP adjustments	(10)	(97)	24	123	110	87
Income taxes on non-GAAP adjustments	14	(39)	(29)	79	84	100
Adjusted net earnings [(a)]	$264	$14	$233	$551	$409	$207

[(a)] Adjusted net earnings (ANE) definition per Amendment to Form 10 filed November 10, 2022
[(b)] For the year ended December 31, 2021, reflects a one-time favorable adjustment to benefits and other changes in policy reserves and depreciation and amortization resulting from an actuarial system conversion which reflects modeling enhancement and other refinements of $284M

F&G | Analyst Day
93

F&G | Analyst Day 94 ANE Results – Significant Income and Expense Items1 ► Adjusted net earnings of $207 million for the nine months ended September 30, 2022 is comprised of alternative investments net investment income of $66 million. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $174 million. Actual net investment income was lower due to declines in fair value of these investments. Additionally, we recognized $9 million income from net favorable mortality experience and other reserve changes, $33 million income from actuarial assumption updates and $20 million income from CLO redemption and other income; offset by $(47) million from other net unfavorable items, primarily income tax expense due to a valuation allowance recorded against deferred tax assets related to the past sale of discontinued operations. ► Adjusted net earnings of $409 million for the nine months ended September 30, 2021 is comprised of alternative investments net investment income of $241 million. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $103 million. Actual net investment income was higher due to increases in fair value of these investments. Additionally, we recognized $17 million income from net favorable mortality experience and other reserve changes, $8 million income from actuarial intangibles unlocking and $36 million income of other net favorable items, primarily net investment income related to CLO gains. ► Adjusted net earnings of $551 million for the twelve months ended December 31, 2021 is comprised of alternative investments net investment income of $359 million. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $169 million. Actual net investment income was higher due to increases in fair value of these investments. Additionally, we recognized $10 million income from net favorable mortality experience and other reserve changes, $8 million income from actuarial intangibles unlocking and $46 million income of other net favorable items, primarily net investment income related to CLO gains. ► Adjusted net earnings of $233 million for the seven months ended December 31, 2020 is comprised of $14 million income from net favorable mortality experience and other reserve changes and $70 million income of other net favorable items, primarily related to a favorable income tax benefit. ► Adjusted net earnings of $14 million for the predecessor five months ended May 31, 2020 is comprised of ($16) million primarily from tax valuation allowance expense, and alternative investments net investment loss of ($23) million. Alternative investments net investment income based on management’s long-term expected return of approximately 11% was $27 million. Actual net investment income was lower due to decreases in fair value of these investments. ► Adjusted net earnings of $264 million, as restated, for the predecessor twelve months ended December 31, 2019 is comprised of $30 million income from net favorable mortality experience and other reserve changes, $11 million income from actuarial assumption updates, $18 million income from an income tax benefit, $24 million income from market movement on futures and options contracts held to hedge our indexed products and other; partially offset by ($23) million expense due to higher project costs. 1Adjusted net earnings (ANE) definition per Amendment to Form 10 filed November 10, 2022

F&G | Analyst Day 95 Non-GAAP Measures and Definitions DEFINITIONS The following represents the definitions of non-GAAP measures used by the Company. Adjusted Net Earnings Attributable to Common Shareholders (Adjusted Net Earnings) Adjusted net earnings attributable to common shareholders (“Adjusted net earnings”) is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations attributable to common shareholders to eliminate: i. Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative; ii. Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; iii. Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities; iv. Transaction costs: the impacts related to acquisition, integration and merger related items; v. Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years; vi. Amortization of actuarial intangibles and SOP 03-1 reserve offset: The intangibles amortization and SOP 03-1 change offsets related to the above mentioned adjustments; and vii. Income taxes: the income tax impact related to the above mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations. We have updated our non-GAAP measure definition for Adjusted net earnings as of September 30, 2022 to remove the alternative investments adjustment that was previously made for the difference between actual net investment income earned on our alternative investments compared to management's long-term expectation of net investment income for these types of investments. All prior periods have been restated to remove this adjustment.

F&G | Analyst Day 96 Non-GAAP Measures and Definitions (continued) Adjusted Return on Assets (ROA) Adjusted Return on Assets is calculated by dividing annualized adjusted net earnings by year-to-date AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM. Adjusted Return on Average Equity excluding AOCI (Adj. ROE) Adjusted return on equity excluding AOCI is calculated by dividing adjusted net earnings by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period, is the simple average of 5 points throughout the period and for the quarterly period average equity is calculated using the beginning and ending equity, excluding AOCI, for the period. For periods less than a full fiscal year, amounts disclosed in the table are annualized. As a result of the FNF Acquisition, the starting point for calculation of average equity was reset to June 1, 2020. The rolling average is calculated from the FNF Acquisition date forward to use available historical data points until 5 historical data points are available. Management considers the 5 point average to be a more precise measure of average equity over a one year period as it smooths any one period that might have a significant increase or decrease. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of adjusted earned return on equity. Assets Under Management (AUM) AUM is calculated as the sum of: i. total invested assets at amortized cost, excluding derivatives, net of reinsurance qualifying for risk transfer in accordance with GAAP; ii. related party loans and investments; iii. accrued investment income; iv. the net payable/receivable for the purchase/sale of investments, and v. cash and cash equivalents excluding derivative collateral at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

F&G | Analyst Day 97 Non-GAAP Measures and Definitions (continued) Average Assets Under Management (AAUM) AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment. Book Value per Share (including and excluding AOCI) Book value per share including and excluding AOCI is calculated as total equity (or total equity excluding AOCI) divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company. Debt-to-Capital ratio excluding AOCI Debt-to-capital ratio excluding AOCI is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. Return on Average Equity Return on average equity is calculated by dividing net earnings (loss) attributable to common shareholders by total average equity. Average equity for the twelve months rolling period, is the simple average of 5 points throughout the period and for the quarterly period average equity is calculated using the beginning and ending equity for the period. For periods less than a full fiscal year, amounts disclosed in the table are annualized.As a result of the acquisition, the starting point for calculation of average equity was reset to June 1, 2020.The rolling average is calculated from the acquisition date forward to use available historical data points until 5 historical data points are available. Management considers the 5 point average to be a more precise measure of average equity over a one year period as it smooths any one period that might have a significant increase or decrease. Management considers this to be a useful measure internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

F&G | Analyst Day 98 Non-GAAP Measures and Definitions (continued) Return on Average Equity excluding AOCI Return on average equity excluding AOCI is calculated by dividing net earnings (loss) attributable to common shareholders by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling, is the simple average of 5 points throughout the period and for the quarterly average equity excluding AOCI is calculated using the beginning and ending equity, excluding AOCI, for the period. For periods less than a full fiscal year, amounts disclosed in the table are annualized. As a result of the acquisition, the starting point for calculation of average equity was reset to June 1, 2020. The rolling average is calculated from the acquisition date forward to use available historical data points until 5 historical data points are available. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments. Management considers the 5 point average to be a more precise measure of average equity over a one year period as it smooths any one period that might have a significant increase or decrease. Management considers this to be a useful measure internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Sales Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition. Total Equity excluding AOCI Total equity excluding AOCI is based on total equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on total equity. Yield on AAUM Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.